Exhibit 10.5

VOID AFTER 4:00 PM (PACIFIC TIME) IN THE CITY OF VANCOUVER, PROVINCE OF BRITISH COLUMBIA, ON AUGUST 29, 2008.

WARRANTS TO PURCHASE COMMON SHARES OF
HI HO SILVER RESOURCES INC.
(Incorporated under the laws of Canada)

NUMBER OF WARRANTS: ***********	RIGHT TO PURCHASE ******** SHARES

THIS IS TO CERTIFY THAT for value received the holder, ***********., of ******************, Toronto, Ontario, ************* (the "Holder"), of this certificate (the "Warrant Certificate") holds that number of Warrants set forth above, each of which entitles the Holder to purchase one fully paid and non-assessable common share ("Common Share") in the capital of Hi Ho Silver Resources Inc., a Canada corporation (the "Company"), at any time from 9:00 a.m. (Pacific time) on August 29, 2006, until 4:00 p.m. (Pacific time) on August 29, 2008, at the purchase price of $0.15 per Common Share.

Purchase of the Common Shares to be issued hereto shall be made by surrendering to Pacific Corporate Trust Company (“Transfer Agent”), 510 Burrard Street, Vancouver, British Columbia V6C 3B9, this Warrant Certificate with a Subscription Notice in the form set out on the reverse side hereof duly completed and executed, and a bank draft, certified cheque or money order in lawful money of Canada, payable to the order of the Company at par in Vancouver, British Columbia in an amount equal to the purchase price of the Common Shares so subscribed for. The purchase price is subject to adjustment as set forth in the terms and conditions attached hereto.

The Warrants may be exercised only at the offices of the Transfer Agent at 510 Burrard Street, Vancouver, British Columbia V6C 3B9.

This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the office of the Transfer Agent, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Holder to purchase a like aggregate number of Common Shares as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

Neither the Warrants nor this Warrant Certificate entitles any Holder hereof to any rights of a shareholder of the Company.

This Warrant Certificate is subject to the terms and conditions attached hereto. These Warrants and the rights evidenced thereby may not be sold, transferred, assigned, hypothecated or otherwise disposed of.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed at the City of Vancouver, in the Province of British Columbia, this 29th day of August 2006.

Hi Ho Silver Resources Inc.

Per:
Chief Executive Officer
C/S
Per:
Secretary

Subscription Notice

(ONE SERIES “A” SHARE PURCHASE WARRANT IS
REQUIRED TO SUBSCRIBE FOR EACH COMMON SHARE)

TO:	Pacific Corporate Trust Company
510 Burrard Street, Vancouver, British Columbia V6C 3B9

The undersigned, bearer of the within Series “A” Share Purchase Warrants, hereby subscribes for _______________ of the common shares referred to in the Warrants according to the conditions thereof and herewith makes payment of the purchase price in full for the said number of shares at the purchase price of $0.15 per common share if exercised on or before 4:00 p.m., Pacific Time, August 29, 2008. A certified cheque, bank draft or money order in lawful money of Canada payable to Hi Ho Silver Resources Inc. (the “Company”) is enclosed herewith for such amount. If the number of shares subscribed for is not all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate shall be issued to the holder for the balance remaining of the common shares purchasable thereunder.

The undersigned hereby represents and warrants to the Company that unless the undersigned’s address is within the United States, at the time of exercise the undersigned was outside the United States, the undersigned is not a U.S. person or a person within the United States (as such terms are defined in Regulation S under the Securities Act of 1933 (the "U.S. Securities Act") and the Warrant is not being exercised on behalf of or for the account or benefit of, directly or indirectly, a U.S. Person or any person within the United States.

The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:

Name(s) in full	Address(es)	Number of Shares

_________________________	_________________________	_________________________

_________________________	_________________________	_________________________

(Please print full names in which share certificates are to be issued, stating whether Mr., Mrs. or Miss. The shares must be issued in the name of the bearer.)

DATED this ____ day of ____________, 200___

_________________________	_________________________
Witness	Signature

Please print your name and address in full:

Mr.
Mrs. _________________________	Address _________________________
Miss	_________________________

TERMS AND CONDITIONS

The Warrants are issued subject to the Terms and Conditions for the time being governing the holding of Warrants in the Company. A copy of the Terms and Conditions may be obtained, free of charge, at the offices of the Company or Pacific Corporate Trust Company.

Terms and Conditions attached to the ********** Series “A” Warrants for issue by
HI HO SILVER RESOURCES INC.

ARTICLE ONE - INTERPRETATION

Section 1.01 - Definitions

Unless the subject matter or context is inconsistent herewith the terms and conditions herein referred to shall bear the following meanings:

(a)
"herein", "hereby", and similar expressions refer to these Terms and Conditions; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions.

(b)	"Warrants" means the *********** Series “A” Share Purchase Warrants of the Company issued and presently authorized, as set out in Section 2.01 hereof and for the time being outstanding.

(c)	"Warrant Holders" or "Holders" means the bearers of the Warrants for the time being.

(d)	"Company" means Hi Ho Silver Resources Inc. until a successor corporation is established in the manner prescribed in Article 7, and thereafter "Company" shall mean each successor corporation.

(e)
"Director" means a Director of the Company for the time being, and reference, without more, to action by the Directors means action by the Directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board.

(f)	"Company's Auditors" means an independent firm of accountants duly appointed as Auditors of the Company.

(g)	"shares" means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares.

(h)	"person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons having similar meaning.

(i)	"Transfer Agent" means Pacific Corporate Trust Company, of 510 Burrard St., Vancouver, British Columbia, or its successors.

(j)	Words importing singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

Section 1.02 - Interpretation Not Affected By Headings.

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

Section 1.03 - Applicable Law

The rights and restrictions attached to the Warrants shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto and shall be treated in all respects as British Columbia contracts.

ARTICLE TWO - ISSUE OF WARRANTS

Section 2.01 - Issue of ********* Series “A” Warrants

********* Series “A” Share Purchase Warrants entitling the holder(s) thereof to purchase an aggregate of *********** Common shares are authorized to be issued by the Company.

Section 2.02 - Additional Warrants

The Company may at any time and from time to time do further equity or debt financing and may issue additional shares, warrants or grant options or similar rights to purchase shares of its capital stock.

Section 2.03 - Replacement of Lost Warrants

(1)
In case a warrant shall become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant of like date and tenure as the one mutilated, lost destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant shall be entitled to all benefits hereunder and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(2)
The applicant for the issue of a new Warrant pursuant hereto shall bear the cost of the issue thereof and in case of loss, destructions or theft shall furnish to the Company evidence of ownership and of loss, destruction or theft of the Warrant so lost, destroyed or stolen as shall be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in the amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

Section 2.04 - Warrant Holder Not a Shareholder

The holding of a Warrant shall not constitute the holder thereof a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as in the Warrant expressly provided.

ARTICLE THREE - OWNERSHIP AND TRANSFER

Section 3.01 - Exchange of Warrants

(1)
Warrants in any authorized denomination may, upon compliance with the reasonable requirements of the Company, be exchanged for Warrants in any other authorized denomination, of the same Series and date of expiry entitling the holder thereof to purchase any equal aggregate number of shares at the same subscription price and on the same terms as the Warrants so exchanged.

(2)	Warrants may be exchanged at the office of the Transfer Agent. Any Warrants tendered for exchange shall be surrendered to the Transfer Agent and cancelled.

Section 3.02 - Charges for Exchange

On exchange of Warrants, the Transfer Agent, except as otherwise herein provided, may charge a sum not exceeding $0.50 for each new Warrant issued; and payment of such charges and of any transfer taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange.

Section 3.03 - Ownership and Transfer of Warrants

The Company and Transfer Agent may deem and treat the bearer of any Warrant as the absolute owner of such Warrant for all purposes, and shall not be affected by any notice or knowledge to the contrary. The bearer of any Warrant shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such bearer for the shares purchased pursuant thereto shall be a good discharge to the Company and the Transfer Agent for the same and neither the Company nor the Transfer Agent shall be bound to inquire into the title of any such bearer. Warrants shall be non-transferable and cannot pass by delivery.

Section 3.04 - Notice to Warrant Holders

Unless herein otherwise expressly provided, any notice to be given hereunder to Warrant holders shall be deemed to be validly given if such notice is published once in the City of Vancouver, such publication to be made in a daily newspaper of general circulation in such City in the English language. Any notice so given shall be deemed to have been given on the date on which it had been published.

ARTICLE FOUR - EXERCISE OF WARRANTS

Section 4.01 - Method of Exercise of Warrants

The right to purchase shares conferred by the Warrants may be exercised by the holder of such Warrant surrendering it, with a duly completed and executed subscription in the form attached thereto and cash or certified cheque payable to or to the order of the Company at par in Vancouver, British Columbia, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of Canada to the Transfer Agent at its principal office in the City of Vancouver.

Section 4.02 - Effect of Exercise of Warrants

(1)
Upon surrender and payment as aforesaid the shares so subscribed for shall be deemed to have been issued and such persons shall be deemed to have become the holder or holders of record of such shares on the date of such surrender and payment and such shares shall be issued at the subscription price in effect on the date of such surrender and payment.

(2)
Within ten business days after surrender and payment as aforesaid, the Company shall forthwith cause to be delivered to the person or persons in whose name or names the shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant holder is entitled to purchase pursuant to the Warrant surrendered.

Section 4.03 - Subscription for Less than Entitlement

The holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of Common shares less than the number which can be purchase pursuant to a Warrant, the holder thereof upon exercise thereof shall in addition be entitled to receive a new Warrant in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

Section 4.04 - Warrants for Fractions of Shares

To the extent that the holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Common share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the holder to receive a whole number of such Common shares.

Section 4.05 - Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights thereunder shall wholly cease and terminate and such Warrants shall be void and of no further force and effect.

Section 4.06 - Exercise Price

The price per share which must be paid to exercise a Warrant is as set forth on the face of the Warrant Certificate.

Section 4.07 - Adjustment of Exercise Price

The exercise price and the number of common shares deliverable upon the exercise of the Warrants shall be subject to adjustment in the event and in the manner following:

(1)
If and whenever the Common shares at any time outstanding shall be subdivided into a greater or consolidated into a lesser number of Common shares the exercise price shall be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation the number of Common shares deliverable upon the exercise of the Warrants shall be increased or decreased proportionately as the case may be.

(2)
In case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company or of the sale of the property with assets of the Company as or substantially as an entirety or of any other company each Warrant shall, after such capital reorganization, reclassification of capital, consolidation, merger, amalgamation or sale, confer the right to purchase that number of shares or other securities or property of the Company or of the company resulting from such capital reorganization, reclassification, consolidation, merger, amalgamation or to which such sale shall be made, as the case may be, to which the holder of the shares deliverable at the time to such capital reorganization, reclassification of capital, consolidation, merger, amalgamation or sale had the Warrants been exercised, would have been entitled on such capital reorganization, reclassification, consolidation, merger, amalgamation or sale and in any such case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Article Four with respect to the rights and interest thereafter of the holders of the Warrants to the end that the provisions set forth in this Article Four shall thereafter correspondingly be made applicable as nearly as may reasonable be expected in relation to any shares or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision or consolidation of Common shares at any time outstanding into a greater or lesser number of Common shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this paragraph (2).

(3)	The adjustments provided for in this Section in the subscription rights pursuant to any Warrants are cumulative.

Section 4.08 - Determination of Adjustments

If any questions shall at any time arise with respect to the exercise price, such questions shall be conclusively determined by the Company's Auditors or, if they decline to so act, any other firm of chartered accountants in Vancouver, British Columbia that the Company may designate and who shall have access to all appropriate records and such determination shall be binding upon the Company and the holders of the Warrants.

ARTICLE FIVE - COVENANTS BY THE COMPANY

Section 5.01

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase provided for herein and in the Warrants should the holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant thereto.

ARTICLE SIX - WAIVER OF CERTAIN RIGHTS

Section 6.01 - Immunity of Shareholders, etc.

The Warrant holder hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, Director or Officer (as such) of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained.

ARTICLE SEVEN - MODIFICATION OF TERMS, MERGER, SUCCESSORS

Section 7.01 - Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, and they shall, when so directed by these presents, modify the terms, and conditions hereof, for any one or more of any of the following purposes:

(1)	Adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel for the Company, are necessary or advisable under the circumstances.

(2)
Making such provisions not inconsistent herewith as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any Stock Exchange or House.

(3)
Adding to or altering the provisions hereof in respect of the registration and transfer of Warrants making provisions for the exchange of Warrants of different denominations; and making any modification in the form of the Warrants which does not affect the substance thereof.

(4)	For any other purpose not inconsistent with the terms hereof, including the correction or recertification of any ambiguities, defective provisions, errors or omissions herein.

(5)	To evidence any successions of any corporation and the assumption of any successor of the covenants of the Company herein and in the Warrants contained as provided hereafter in this Article.

Provided however no such modification of terms and conditions shall extend the period within which the Warrants may be exercised.

Section 7.02 - Company May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate the same; PROVIDED HOWEVER, that the corporation formed by such consolidation or into which such merger shall have been made or which acquired by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall be a corporation organized and existing under the law of Canada or of the laws of the United States of America, or any Province, State, District or Territory thereof, and shall, simultaneously with such consolidation, amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

Section 7.03 - Successor Corporation Substituted

In case the Company, pursuant to Section 7.02, shall be consolidated, amalgamated or merged with or into any other corporation or corporations, or shall convey or transfer all to substantially all of the properties and estates of the Company as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder. Such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, merger or transfer.